EXHIBIT 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092

NOBLE REPORTS THIRD QUARTER 2005 RESULTS
     SUGAR LAND, Texas, October 20, 2005 — Noble Corporation reported net income for the third quarter of 2005 of $76.5 million, or $0.55 per diluted share, on operating revenues of $367.2 million, compared to net income of $30.6 million, or $0.23 per diluted share, on operating revenues of $265.6 million for the third quarter of 2004. Net income for the nine months ended September 30, 2005 was $195.4 million, or $1.42 per diluted share, on operating revenues of $1.02 billion, compared to net income of $93.2 million, or $0.70 per diluted share, on operating revenues of $764 million for the nine months ended September 30, 2004, a 110 percent increase in net income and a 34 percent increase in operating revenues.
     At September 30, 2005, the Company’s consolidated balance sheet reflected $2.65 billion in shareholders’ equity, $211.5 million in cash and marketable debt securities, and $440.4 million in total debt. Net cash provided by operating activities for the nine month period ended September 30, 2005 was $337.9 million. Debt as a percentage of total capitalization decreased from 18 percent as of December 31, 2004 to 14 percent as of September 30, 2005. During the nine months ended September 30, 2005, the Company repaid $65 million principal amount of the outstanding balance on its $300 million bank credit facility.
     As previously reported in the Company’s October 6, 2005 press release, we estimated financial impacts directly attributable to Hurricanes Katrina and Rita to be a reduction of the Company’s net income in the range of $0.13 to $0.15 per diluted share for the third quarter. During the third quarter of 2005, the Company recorded a $20 million charge, net of expected recoveries from our hull and machinery insurance, related to the damage from these events and $9.5 million in business interruption insurance proceeds that the Company expects to recover from our insurance underwriters. These financial impacts are presented in Hurricane losses and recoveries, net, as a component of Operating Costs and Expenses in our interim Unaudited Consolidated Statements of Income.
     James C. Day, Chairman, Chief Executive Officer and President, said, “Obviously, the severe Katrina and Rita storms in the Gulf of Mexico have had a significant impact on the oil and gas service sector not only in the offshore arena but also in the onshore infrastructure needed to complete repairs. Importantly, all Noble personnel were evacuated to safety and we continue to assist those who have been impacted by the storms.”
     Net income for the third quarter of 2005 increased 4 percent from the second quarter of 2005 as average dayrates for all divisions continued to improve and operating days for most divisions, except for the U.S. Gulf of Mexico and North Sea, increased. Operating days in the U.S. Gulf of Mexico and North Sea decreased due to unscheduled downtime resulting from Hurricanes Katrina and Rita and the shipyard project related to the Noble Al White upgrade.
     Compared to the third quarter of 2004, net income in the third quarter of 2005 increased 150 percent primarily due to an increase in worldwide utilization and higher average dayrates in the U.S. Gulf of Mexico, West Africa, Middle East and North Sea. Worldwide rig utilization increased to 97 percent in the third quarter of 2005 from 82 percent in the third quarter of 2004. Operating days in the Middle East increased by 360 days in the third quarter of 2005 over the third quarter of 2004 primarily due to the acquisitions of the Noble Cees van Diemen, Noble Mark Burns and Noble David Tinsley in the second half of 2004 and Noble Harvey Duhaney in the third quarter of 2005 and contributions from the Noble Dick Favor (which was in drydock during a portion of the third quarter of 2004). Operating days in Nigeria increased 250 days due to contracts for the Noble Ed Noble, Noble Don Walker, and Noble Homer Ferrington.
     The average dayrates for the jackup and deepwater rigs (capable of drilling in water depths of 4,000 feet or greater) in the U.S. Gulf of Mexico increased 50 and 19 percent, respectively, from the third quarter of 2004. The average dayrates in the North Sea and West Africa increased $11,408 (22 percent) and $12,770 (25 percent), respectively, in the third quarter of 2005 from the third quarter of 2004.
     Offshore contract drilling services revenues from deepwater drilling units accounted for approximately 33 percent and 29 percent, respectively, of the Company’s total contract drilling services revenues for the third quarter of 2005 and 2004, respectively. The Company currently operates six deepwater semisubmersibles in the Gulf of Mexico, one deepwater semisubmersible and three deepwater drillships offshore Brazil, and one deepwater semisubmersible in Nigeria. Contract drilling services revenues from international sources accounted for approximately 76 percent and 75 percent, respectively, of the Company’s total contract drilling services revenues for the third quarters of 2005 and 2004.
     The average dayrate for the Company’s international jackup rigs was $55,271 in the third quarter of 2005 compared to $49,954 in the third quarter of 2004. Utilization on these units increased from 82 percent in the third quarter of 2004 to 98 percent in the third quarter of 2005.
     The increase in the Company’s operating expenses in the third quarter of 2005 as compared to the same quarter of 2004 was mainly due to the increase in the number of operating days which was in part due to the addition of the Noble Cees van Diemen, Noble Mark Burns, Noble David Tinsley and Noble Harvey Duhaney and higher rig utilization.
     Day said “In October of 2004, the Company began analysis on developing a new operating standard for its semisubmersible fleet, designated API RP-2SK. This new operating design will assure our semisubmersible fleet can meet 100 year Deep Star storm conditions. We anticipate completing the new configuration over the next 24 months.”
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company’s fleet of 60 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 41 jackups and three submersibles. In addition, the Company has contracted to purchase two new F&G JU-2000E enhanced premium jackups, with scheduled delivery of the first unit in the third quarter of 2007 and the second unit in first quarter of 2008. Approximately 80 percent of the fleet is currently deployed in international markets, principally including the Middle East, Mexico, the North Sea, Brazil, West Africa, India, and the Mediterranean Sea. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
     Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC — 348
10/20/05
For additional information, contact:
Bruce W. Busmire, Senior Vice President and Chief Financial Officer
Noble Corporation, 281-276-6100

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
OPERATING REVENUES
Contract drilling services	$328,101		$232,057		$894,416		$676,307
Reimbursables	18,078		12,161		61,235		31,765
Labor contract drilling services	17,275		15,146		52,947		35,615
Engineering, consulting and other	3,751		6,274		12,940		20,393

	367,205		265,638		1,021,538		764,080

OPERATING COSTS AND EXPENSES
Contract drilling services	156,026	(a)	133,235	(a)	445,955	(a)	380,068	(a)
Reimbursables	15,219		10,504		54,671		27,663
Labor contract drilling services	14,967	(a)	12,455	(a)	44,632	(a)	28,702	(a)
Engineering, consulting and other	5,349		4,875		16,970		19,756
Depreciation and amortization	61,276	(a)	52,723	(a)	177,182	(a)	154,333	(a)
Selling, general and administrative	9,324		7,831		27,241		24,140
Hurricane losses and recoveries, net	10,465	(b)	—		10,465		—

	272,626		221,623		777,116		634,662

OPERATING INCOME	94,579		44,015		244,422		129,418

OTHER INCOME (EXPENSE)
Interest expense	(5,153)		(8,382)		(16,280)		(26,070)
Other, net	2,093		1,199		8,304		5,722

INCOME BEFORE INCOME TAXES	91,519		36,832		236,446		109,070
INCOME TAX PROVISION	(14,996)		(6,261)		(41,083)		(15,858)

NET INCOME	$76,523		$30,571		$195,363		$93,212

NET INCOME PER SHARE:
Basic	$0.56		$0.23		$1.44		$0.70
Diluted	$0.55		$0.23		$1.42		$0.70

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	136,708		132,540		136,013		132,583
Diluted	138,113		133,704		137,347		133,766

(a)	Amortization of deferred costs for major maintenance projects ($13,048 and $10,681 for the three months ended September 30, 2005 and 2004, and $36,158 and $30,132 for the nine months ended September 30, 2005 and 2004, respectively) is reflected in depreciation and amortization. Previously this cost component was included in expenses for contract drilling services and labor contract drilling services.

(b)	Represents a $20 million charge, net of expected recoveries from our hull and machinery insurance, related to the damage from Hurricanes Katrina and Rita, offset by $9.535 million in business interruption insurance recoveries for our EVA-4000 assets (Noble Jim Thompson, Noble Max Smith, Noble Paul Romano and Noble Amos Runner) that suffered downtime during these events.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$166,673	$58,790
Investment in marketable securities	44,837	132,788
Accounts receivable	269,788	205,023
Inventories	4,162	4,013
Prepaid expenses	13,404	12,454
Other current assets	40,906	12,215

Total current assets	539,770	425,283

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	4,050,199	3,739,338
Other	65,452	65,550

	4,115,651	3,804,888
Accumulated depreciation	(1,196,607)	(1,061,268)

	2,919,044	2,743,620

INVESTMENTS IN AND ADVANCES TO JOINT VENTURES	—	18,804
OTHER ASSETS	132,466	120,266

	$3,591,280	$3,307,973

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$8,815	$8,361
Accounts payable	161,636	83,012
Accrued payroll and related costs	73,016	60,911
Taxes payable	44,969	22,883
Interest payable	2,331	8,981
Other current liabilities	9,394	30,018

Total current liabilities	300,161	214,166

LONG-TERM DEBT	431,625	503,288
DEFERRED INCOME TAXES	203,912	206,506
OTHER LIABILITIES	8,149	8,110

	943,847	932,070

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(7,897)	(8,531)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share	13,691	13,441
Capital in excess of par value	1,023,407	926,652
Retained earnings	1,640,169	1,452,974
Restricted stock (unearned compensation)	(18,930)	(11,171)
Accumulated other comprehensive income (loss)	(3,007)	2,538

	2,655,330	2,384,434

	$3,591,280	$3,307,973

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$195,363	$93,212

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	177,182	154,333
Deferred income tax provision	9,763	1,728
Loss on sales of marketable securities	48	131
Equity in income of joint venture	(2,818)	(2,821)
Distributions received from joint venture	2,194	1,452
Compensation expense from stock-based plans	5,546	4,257
Hurricane losses and recoveries, net	10,465	—
Other	2,552	2,224

Changes in current assets and liabilities:
Accounts receivable	(61,194)	(31,645)
Other current assets	(9,466)	(5,483)
Accounts payable	903	(5,805)
Other current liabilities	7,414	1,073

Net cash provided by operating activities	337,952	212,656

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions and related capital upgrades	(89,497)	(69,473)
Other capital expenditures	(139,752)	(95,601)
Deferred repair and maintenance expenditures	(50,140)	(46,538)
Proceeds from sales of property and equipment	1,035	1,616
Purchase of remaining 50% interest in the Panon, net of cash acquired	(28,374)	2,295
Investment in marketable securities	(24,149)	(90,367)
Proceeds from sales and maturities of marketable securities	111,736	94,246

Net cash used for investing activities	(219,141)	(203,822)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of borrowing on credit facility	(65,000)	—
Payments of other long-term debt	(6,371)	(66,397)
Proceeds from issuance of ordinary shares	68,611	52,344
Payments of dividends	(8,168)	—
Repurchase of ordinary shares	—	(39,714)

Net cash used for financing activities	(10,928)	(53,767)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	107,883	(44,933)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	58,790	62,567

CASH AND CASH EQUIVALENTS, END OF PERIOD	$166,673	$17,634

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended September 30,								Three Months Ended June 30,
	2005				2004				2005
	International	Domestic			International	Domestic			International	Domestic
	Contract	Contract	Engineering		Contract	Contract	Engineering		Contract	Contract	Engineering
	Drilling	Drilling	& Consulting	Other	Drilling	Drilling	& Consulting	Other	Drilling	Drilling	& Consulting	Other
OPERATING REVENUES
Contract drilling services	$248,536	$79,565	$—	$—	$174,821	$57,236	$—	$—	$224,518	$79,393	$—	$—
Reimbursables	10,423	2,943	205	4,507	5,874	3,334	685	2,268	7,933	4,826	1,884	4,012
Labor contract drilling services	—	—	—	17,275	—	—	—	15,146	—	—	—	17,531
Engineering, consulting and other	774	228	2,749	—	1,862	306	3,063	1,043	761	285	2,865	—

	$259,733	$82,736	$2,954	$21,782	$182,557	$60,876	$3,748	$18,457	$233,212	$84,504	$4,749	$21,543

OPERATING COSTS AND EXPENSES
Contract drilling services	$120,700	$35,326	$—	$—	$99,159	$34,067	$—	$—	$113,107	$32,800	$—	$—
Reimbursables	8,053	2,740	242	4,184	4,611	3,110	673	2,110	6,195	4,602	1,919	3,830
Labor contract drilling services	—	—	—	14,967	—	—	—	12,455	—	—	—	14,476
Engineering, consulting and other	35	606	4,603	105	(706)	(115)	4,562	1,134	195	134	5,216	188
Depreciation and amortization	48,126	12,247	84	819	40,479	11,202	162	889	46,993	11,770	99	667
Selling, general and administrative	6,419	2,333	233	339	5,279	1,946	260	346	7,012	2,513	234	340
Hurricane losses and recoveries, net	—	10,465	—	—	—	—	—	—	—	—	—	—

	$183,333	$63,717	$5,162	$20,414	$148,822	$50,210	$5,657	$16,934	$173,502	$51,819	$7,468	$19,501

OPERATING STATISTICS
Jackups:
Average Rig Utilization	98%	100%			82%	100%			97%	100%
Operating Days	3,440	184			2,864	184			3,266	182
Average Dayrate	$55,271	$68,990			$49,954	$45,935			$51,747	$60,865

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	100%			50%	100%			100%	96%
Operating Days	184	368			92	368			182	348
Average Dayrate	$153,274	$127,240			$158,924	$106,880			$158,779	$125,866

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%	96%			100%	39%			100%	100%
Operating Days	92	176			92	72			91	182
Average Dayrate	$84,315	$69,241			$57,804	$35,708			$84,742	$77,611

Drillships:
Average Rig Utilization	100%	N/A			43%	N/A			95%	N/A
Operating Days	276	N/A			119	N/A			260	N/A
Average Dayrate	$81,401	N/A			$99,277	N/A			$72,707	N/A

Submersibles:
Average Rig Utilization	N/A	67%			N/A	100%			N/A	95%
Operating Days	N/A	184			N/A	276			N/A	258
Average Dayrate	N/A	$42,590			N/A	$24,931			N/A	$40,267

Total:
Average Rig Utilization	99%	90%			79%	89%			97%	97%
Operating Days	3,992	912			3,167	900			3,799	970
Average Dayrate	$62,265	$87,209			$55,201	$63,596			$59,099	$81,848